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EXHIBIT 31.3

CERTIFICATION OF CHIEF EXECUTIVE OFFICER PURSUANT TO EXCHANGE ACT RULE 13a-14(a) OR RULE 15d-14(a)

I, Stanley R. Zax, certify that:

  1.
  I have reviewed this Amendment No. 1 on Form 10-K/A to the Annual Report on Form 10-K for the year ended December 31, 2009 of Zenith National Insurance Corp. and

  2.
  Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: March 3, 2010	/s/ STANLEY R. ZAX Stanley R. Zax Chairman of the Board and President (Chief Executive Officer) Zenith National Insurance Corp.

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  EXHIBIT 31.3